Exhibit (n)(2)
STATE STREET INSTITUTIONAL INVESTMENT TRUST
Plan pursuant to Rule 18f-3(d) under the Investment Company Act of 1940
Effective May 19, 2005
Amended September 17, 2007; May 15, 2008; October 19, 2011
     WHEREAS, the Board of Trustees of the State Street Institutional Investment Trust (the “Trust”) has considered the following multi-class plan (the “Plan”) under which the Trust may offer multiple classes of shares of its now existing and hereafter created series pursuant to Rule 18f-3 (the “Rule”) under the Investment Company Act of 1940 (the “1940 Act”); and
     WHEREAS, a majority of the Trustees of the Trust and a majority of the Trustees who are not interested persons of the Trust have found the Plan, as proposed, to be in the best interests of each class of shares of each series of the Trust individually and the Trust as a whole.
     NOW, THEREFORE, the Trust hereby approves and adopts the following Plan pursuant to the Rule.
THE PLAN
     Each now existing and hereafter created series (“Fund”) of the Trust may from time to time issue one or more classes of shares, as detailed on Exhibit A (each a “Class” and collectively, the “Classes”). Each Class is subject to such investment minimums and other conditions of eligibility as are set forth in the Trust’s prospectuses, each as from time to time in effect (each, a “Prospectus”). The differences in expenses between these Classes of shares, and the exchange features of each Class of shares, are set forth below in this Plan, which is subject to change, to the extent permitted by law and by the Agreement and Declaration of Trust and Bylaws of the Trust, as amended from time to time, by action of the Board of Trustees of the Trust. There are no conversion rights or features relating to Classes of shares. Nothing in this Plan shall limit the authority of the Trustees to create additional classes of shares of any Fund.
CLASS CHARACTERISTICS
     The Classes of shares of a Fund represent interests in the assets of such Fund. The Classes differ materially with respect to the amount of Rule 12b-1 fees (the “Rule 12b-1 Fees”), Shareholder Servicing fees (“Shareholder Servicing Fees”) and, with respect to the money market funds (the “Money Funds”), administration fees (“Administration Fees”) borne by the Classes. Rule 12b-1 Fees are paid under a plan adopted pursuant to Rule 12b-1 promulgated under the 1940 Act (the “Rule 12b-1 Plan”) relating to the Classes of shares adopted by the Trustees of the Trust. Shareholder

Servicing Fees are paid under a plan (the “Shareholder Servicing Plan”) relating to Classes of shares adopted by the Trustees of the Trust for certain Classes. Administration Fees are paid pursuant to an Amended and Restated Administration Agreement between the Trust, on its own behalf and on behalf of the Money Funds, and SSgA Funds Management, Inc.
EXPENSE ALLOCATIONS
     Classes pay Rule 12b-1 Fees, Shareholder Servicing Fees and/or Administration Fees, as described in Exhibit A. Each Class may, at the Trustees’ discretion, also pay a different share of other expenses, not including advisory or custodial fees or other expenses related to the management of the Trust’s assets, if these expenses are actually incurred in a different amount by that Class, or if the Class receives services of a different kind or to a different degree than the other Classes (“Class Expenses”). All other expenses will be allocated to each Class on the basis of the net asset value of that Class in relation to the net asset value of a particular Fund attributable to that Class.
VOTING RIGHTS
     Each Class of shares of each Fund has identical voting rights except that each Class has exclusive voting rights on any matter submitted to shareholders that relates solely to that Class, and has separate voting rights on any matter submitted to shareholders in which the interests of one Class differ from the interests of any other Class. In matters as to which one or more Classes do not have exclusive voting rights, all Classes of shares of a Fund will vote together, except when a Class vote is required by the 1940 Act.
AMENDMENTS
     The Plan may be amended from time to time in accordance with the provisions and requirements of the Rule.

EXHIBIT A
STATE STREET EQUITY 500 INDEX FUND:

CLASS NAME	RULE 12B-1 FEE
ADMINISTRATIVE SHARES	AN ANNUAL RATE OF UP TO 0.15% OF THE FUND’S AVERAGE DAILY NET ASSETS ATTRIBUTABLE TO THE CLASS.

SERVICE SHARES	AN ANNUAL RATE OF UP TO 0.25% OF THE FUND’S AVERAGE DAILY NET ASSETS ATTRIBUTABLE TO THE CLASS.

CLASS R SHARES	AN ANNUAL RATE OF UP TO 0.60% OF THE FUND’S AVERAGE DAILY NET ASSETS ATTRIBUTABLE TO THE CLASS.
STATE STREET INSTITUTIONAL TAX FREE MONEY MARKET FUND
STATE STREET INSTITUTIONAL U.S. GOVERNMENT MONEY MARKET FUND
STATE STREET INSTITUTIONAL TREASURY MONEY MARKET FUND
STATE STREET INSTITUTIONAL TREASURY PLUS MONEY MARKET FUND
STATE STREET INSTITUTIONAL LIQUID RESERVES FUND:

CLASS NAME	RULE 12B-1 FEE
INSTITUTIONAL SHARES	AN ANNUAL RATE OF 0% OF THE FUND’S AVERAGE DAILY NET ASSETS ATTRIBUTABLE TO THE CLASS.

SERVICE SHARES	AN ANNUAL RATE OF 0% OF THE FUND’S AVERAGE DAILY NET ASSETS ATTRIBUTABLE TO THE CLASS.

INVESTMENT SHARES	AN ANNUAL RATE OF UP TO 0.10% OF THE FUND’S AVERAGE DAILY NET ASSETS ATTRIBUTABLE TO THE CLASS.

CLASS M SHARES*	NONE.

STATE STREET INSTITUTIONAL TAX FREE MONEY MARKET FUND
STATE STREET INSTITUTIONAL U.S. GOVERNMENT MONEY MARKET FUND
STATE STREET INSTITUTIONAL TREASURY MONEY MARKET FUND
STATE STREET INSTITUTIONAL TREASURY PLUS MONEY MARKET FUND
STATE STREET INSTITUTIONAL LIQUID RESERVES FUND:

CLASS NAME	SHAREHOLDER SERVICING FEE
INSTITUTIONAL SHARES	AN ANNUAL RATE OF 0% OF THE FUND’S AVERAGE DAILY NET ASSETS ATTRIBUTABLE TO THE CLASS.

SERVICE SHARES	AN ANNUAL RATE OF UP TO 0.05% OF THE FUND’S AVERAGE DAILY NET ASSETS ATTRIBUTABLE TO THE CLASS.

INVESTMENT SHARES	AN ANNUAL RATE OF UP TO 0.25% OF THE FUND’S AVERAGE DAILY NET ASSETS ATTRIBUTABLE TO THE CLASS.

CLASS M SHARES*	NONE
STATE STREET INSTITUTIONAL TAX FREE MONEY MARKET FUND
STATE STREET INSTITUTIONAL U.S. GOVERNMENT MONEY MARKET FUND
STATE STREET INSTITUTIONAL TREASURY MONEY MARKET FUND
STATE STREET INSTITUTIONAL TREASURY PLUS MONEY MARKET FUND
STATE STREET INSTITUTIONAL LIQUID RESERVES FUND:

CLASS NAME	ADMINISTRATION FEE
INSTITUTIONAL SHARES	AN ANNUAL RATE OF 0.05% OF THE FUND’S AVERAGE DAILY NET ASSETS ATTRIBUTABLE TO THE CLASS.

SERVICE SHARES	AN ANNUAL RATE OF 0.05% OF THE FUND’S AVERAGE DAILY NET ASSETS ATTRIBUTABLE TO THE CLASS.

INVESTMENT SHARES	AN ANNUAL RATE OF 0.05% OF THE FUND’S AVERAGE DAILY NET ASSETS ATTRIBUTABLE TO THE CLASS.

CLASS M SHARES*	AN ANNUAL RATE OF 0.03% OF THE FUND’S AVERAGE DAILY NET ASSETS ATTRIBUTABLE TO THE CLASS.

*	Class M Shares fee information pertains only to the State Street Institutional Liquid Reserves Fund.

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